FORM 8-K

                               CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   AUGUST 13, 1997

                         STOICO RESTAURANT GROUP, INC.
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            (Exact name of registrant as specified in its charter)

      DELAWARE                     333-5488-D               48-1177558
(State of other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)

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                  3151 NORTH ROCK ROAD, WICHITA, KANSAS  67226
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      (316) 636-5776

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                                N/A
      (Former name or former address,  if changed since last report.)


ITEM 5.           OTHER EVENTS:

                  1. The Company announced that a lawsuit has been filed in Sedgwick County, Kansas against the Company and others by a group of shareholders seeking to represent the class of shareholders that purchased shares of the Company's stock in the registered stock offering concluded late last year. The petition alleges that certain statements made by the Company, certain officers, and the underwriter were untrue or misleading. The Company intends to defend this lawsuit vigorously.

                  2. In a move to reduce expenses, the Company has closed one Spaghetti Jack's Restaurant located in Wichita, Kansas, one Sub & Stuff located in Oklahoma City, Oklahoma and one located in Ada, Oklahoma. The Company is also in the process of relocating it's corporate office located at the same location of the Spaghetti Jack's restaurant. Sales volumes at the restaurants did not justify continuing operations and the overall rent levels at the Wichita site.

                           The Company also announced that it is monitoring sales levels at certain other restaurant locations and is considering additional closings of under-performing units.


                                       STOICO RESTAURANT GROUP, INC.



                                       /s/ Louis Stoico, Jr.
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                                       Louis Stoico, Jr., Chairman of the Board

Date:  August 28, 1997